SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 6, 2003

INKTOMI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-24339	94-3238130

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 East Third Avenue, Foster City, California 94404

(Address of principal executive offices)

650-653-2800

(Registrant’s telephone number, including area code)

Item 5.       Other Events

     Inktomi Corporation is filing this Current Report on Form 8-K for the purpose of refiling the Portal Services Agreement between Inktomi Corporation and Microsoft dated October 28, 1999 (the “Portal Services Agreement”), together with all attachments, exhibits, schedules and amendments thereto (other than Amendment No 8 to the Portal Services Agreement dated January 31, 2003 which was filed with Inktomi’s Quarterly Report on Form 10-Q for the period ended December 31, 2002). The Portal Services Agreement was originally filed as Exhibit 10.31 to Inktomi’s Annual Report on Form 10-K for the period ended September 30, 2002 and Inktomi is now withdrawing its request for confidential treatment on certain portions of this exhibit. Inktomi is still seeking confidential treatment on those portions of the Portal Services Agreement that have been redacted and marked as confidential on the attached Exhibit 10.31.

Item 7.       Exhibits

Exhibit No.	Exhibit

10.31	Portal Services Agreement between Inktomi Corporation and Microsoft dated October 28, 1999 with amendments thereto dated June 1, 2000, January 17, 2001, May 1, 2001, June 13, 2001, March 5, 2002, October 1, 2002 and December 10, 2002.*

*	Confidential treatment has been requested on certain portions of this exhibit. An unredacted version of this agreement (together with exhibits, schedules and any amendments thereto) has been separately filed with the Securities and Exchange Commission.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INKTOMI CORPORATION

Dated: March 6, 2003

	By:	/s/ Randy Gottfried

Randy Gottfried Senior Vice President and Chief Financial Officer

Index of Exhibits

Exhibit No.	Exhibit

10.31	Portal Services Agreement between Inktomi Corporation and Microsoft dated October 28, 1999 with amendments thereto dated June 1, 2000, January 17, 2001, May 1, 2001, June 13, 2001, March 5, 2002, October 1, 2002 and December 10, 2002.*

*	Confidential treatment has been requested on certain portions of this exhibit. An unredacted version of this agreement (together with exhibits, schedules and any amendments thereto) has been separately filed with the Securities and Exchange Commission.